================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)            June 15, 1998
                                                   -----------------------------

                               Prime Retail, Inc.
             (Exact name of registrant as specified in its charter)


            Maryland                      0-23616              52-1836258
--------------------------------    -------------------   ---------------------
(State of other jurisdiction of      (Commission File         (IRS Employer
        incorporation)                     Number)         Identification No.)


                             100 East Pratt Street
                  Nineteenth Floor, Baltimore, Maryland 21202
---------------------------------------------------- ---------------------------
              (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code             (410) 234-0782
                                                               --------------

                                    No Change
--------------------------------------------------------------------------------

          (Former name or former address, if changed since last report)

                               PRIME RETAIL, INC.

ITEM 7:  Financial Statements and Exhibits

         The following financial statements and unaudited pro forma financial information are filed as part of this report:

A. Financial statements of the real estate acquired and disposed, prepared pursuant to Rule 3.14 of Regulation S-X:

     Financial Statements of Horizon Group, Inc. for the quarter ended March 31, 1998 are incorporated by reference to Horizon Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.
                                                                            Page
     STATEMENT OF REVENUE AND CERTAIN EXPENSES OF THE
          PRIME TRANSFERRED PROPERTIES
           Statement of Revenue and Certain Expenses for the Three Months
               Ended  March 31, 1998 (Unaudited) ..........................    3
           Notes to Statement of Revenue and Certain Expenses..............    4

      STATEMENT OF REVENUE AND CERTAIN EXPENSES OF HORIZON
           GROUP PROPERTIES, INC.
           Statement of Revenue and Certain Expenses for the Three Months
                Ended March 31, 1998 (Unaudited)...........................    5
           Notes to Statement of Revenue and Certain Expenses..............    6

B. Unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X (all capitalized terms used herein and not otherwise defined shall have the meaning set forth in Sky Merger Corp.'s Registration Statement on Form S-4 (File No. 333-51285)):

                                                                            Page
     NEW PRIME (Prime Retail, Inc.)
          Pro Forma Post-Transactions (Unaudited)
           Basis of Presentation to Pro Forma Consolidated Balance Sheet...    7
           Pro Forma Consolidated Balance Sheet as of March 31, 1998.......    8
           Notes to Pro Forma Consolidated Balance Sheet...................    9
           Basis of Presentation to Pro Forma Consolidated Statement of
            Operations for the three months ended March 31, 1998...........   15
           Pro Forma Consolidated Statement of Operations for the three
            months ended March 31, 1998....................................   16
           Notes to Pro Forma Consolidated Statement of Operations.........   17

     HORIZON GROUP, INC.
          Pro Forma Pre-Transactions (Unaudited)
           Basis of Presentation to Pro Forma Consolidated Financial
            Statements as of and for the three months ended March 31, 1998.   20
           Pro Forma Consolidated Balance Sheet as of March 31, 1998.......   21
           Notes to Pro Forma Consolidated Balance Sheet...................   22
           Pro Forma Consolidated Statement of Operations for the three
            months ended March 31, 1998....................................   23
           Notes to Pro Forma Consolidated Statement of Operations.........   24

                          Prime Transferred Properties
                    Statement of Revenue and Certain Expenses
                                   (Unaudited)
                                 (in thousands)


                                                            Three Months Ended
                                                              March 31, 1998
                                                            ------------------
Revenue
   Base rents.......................................                   $1,030
   Tenant reimbursements............................                      554
   Interest and other...............................                      352
                                                                     --------
     Total revenue..................................                    1,936

Expenses
   Property operating...............................                      414
   Real estate taxes................................                      212
                                                                     --------
     Total expenses.................................                      626
                                                                     --------

Revenue in excess of certain expenses...............                   $1,310
                                                                     ========

                             See accompanying notes.

                          Prime Transferred Properties
             Notes to the Statement of Revenue and Certain Expenses
                                   (Unaudited)
               (in thousands, except for square foot information)


1.    Business

         The accompanying statement of revenue and certain expenses includes the combined operations of the following factory outlet center properties (the "Prime Transferred Properties") owned by Prime Retail, Inc.:

     Property Name                         Location               Square Footage
     -------------                         --------               --------------
     Nebraska Crossing Factory Stores...   Gretna, Nebraska              192,000
     Indiana Factory Shops..............   Daleville, Indiana            234,000

2.    Summary of Significant Accounting Policies

Basis of Presentation

     The accompanying statement of revenue and certain expenses Securities and Exchange was prepared for the purpose of complying with the rules and regulations of the Commission. The statement is not representative of the actual operations of the Prime Transferred Properties for the period presented nor indicative of future operations as certain expenses, consisting of interest expense and depreciation, have been excluded.

     A summary of unaudited expenses are as follows:

                                                            Three Months Ended
                                                              March 31, 1998
                                                            ------------------
Interest expense....................................                      $467
Depreciation and amortization.......................                       425
                                                                         -----
   Total unaudited expenses.........................                      $892
                                                                         =====

Revenue Recognition

     Rental revenue is recognized as income in the period earned.

Use of Estimates

     The preparation of the statement of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from those estimates.

3.    Rentals

     The Prime Transferred Properties have entered into tenant leases with terms from one to ten years. The leases provide for tenants to share in increases in operating expenses and real estate taxes in excess of base amounts, as defined.

                         Horizon Group Properties, Inc.
                    Statement of Revenue and Certain Expenses
                                   (Unaudited)
                                 (in thousands)



                                                            Three Months Ended
                                                              March 31, 1998
                                                            ------------------
Revenue
   Base rents.......................................                    $5,108
   Percentage rents.................................                        39
   Tenant reimbursements............................                     1,534
   Interest and other...............................                       428
                                                                      --------
      Total revenue.................................                     7,109
Expenses
   Property operating...............................                     1,383
   Real estate taxes................................                       799
                                                                      --------
      Total expenses................................                     2,182
                                                                      --------
Revenue in excess of certain expenses...............                    $4,927
                                                                      ========

                             See accompanying notes.

                         Horizon Group Properties, Inc.
             Notes to the Statement of Revenue and Certain Expenses
                                   (Unaudited)
                                 (in thousands)

1.    Business

     The accompanying statement of revenue and certain expenses includes the combined operations of the 13 outlet centers that were spun-off to Horizon Group Properties, Inc. ("HGP") as if HGP had been a separate entity for the period presented.

2.    Summary of Significant Accounting Policies

Basis of Presentation

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement is not representative of the actual operations of HGP for the period presented nor indicative of future operations as certain expenses, consisting of interest expense, depreciation, general and administrative, and certain other operating expenses have been excluded.

     A summary of unaudited expenses are as follows:

                                                            Three Months Ended
                                                              March 31, 1998
                                                            ------------------
Interest expense....................................                    $3,186
Depreciation and amortization.......................                     2,678
General and administrative..........................                       515
Other...............................................                       308
                                                                      --------
   Total unaudited expenses.........................                    $6,687
                                                                      ========

Revenue Recognition

     Rental revenue is recognized as income in the period earned.

Use of Estimates

     The preparation of the statement of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from those estimates.

                         NEW PRIME (Prime Retail, Inc.)

              BASIS OF PRESENTATION TO UNAUDITED POST-TRANSACTIONS
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                   (UNAUDITED)

     The accompanying Unaudited Post-Transactions Pro Forma Consolidated Balance Sheet gives effect to the proposed Transactions as if the Transactions and certain other transactions which occurred subsequent to March 31, 1998, had occurred on March 31, 1998. The Unaudited Post-Transactions Pro Forma Consolidated Balance Sheet gives effect to the Transactions under the purchase method of accounting in accordance with Accounting Principles Board Opinion No.
16. In the opinion of management, all significant adjustments to reflect the effects of the Transactions have been made.

     The accompanying Unaudited Post-Transactions Pro Forma Consolidated Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual consolidated position of New Prime would have been at March 31, 1998 if the Transactions had been completed as of that date, nor does it purport to represent the future consolidated financial position of New Prime. This Unaudited Post-Transactions Pro Forma Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, (a) the historical financial statements and the notes thereto of Prime and Horizon included in their respective Quarterly Reports on Form 10-Q for the three months ended March 31, 1998; and (b) the Unaudited Pre-Transactions Pro Forma Consolidated Balance Sheet as of March 31, 1998 of Horizon and notes thereto, included elsewhere herein.


                      Pro Forma Consolidated Balance Sheet
                         New Prime (Prime Retail, Inc.)
                              As of March 31, 1998
                                   (Unaudited)
                                 (in thousands)

                                                                    Transaction Adjustments
                                                           ---------------------------------------------------------
                                          Pre-Transactions                                Purchase of
                                              Horizon                 Prime Transferred  Finger Lakes    Financings
                                 Prime [A]  Pro Forma [B]    HGP [C]    Properties [D]    Center [E]     and Other        Pro Forma
                                 --------- --------------   -------- ------------------ ------------- --------------    -----------

Assets
Investment in rental property,   $ 841,471    $ 940,631   $ (211,131)   $ (41,693)      $ 48,301       $ 239,235 [F],[M] $ 1,776,249
  net                                                                                                    (40,565)[H]
Cash and cash equivalents              523       13,960       (3,901)      26,015         (5,162)        233,514 [O]          38,692
                                                                                                          (6,810)[G]
                                                                                                        (172,462)[I]
                                                                                                         (21,870)[M]
                                                                                                          (1,715)[J]
                                                                                                         (23,400)[F],[O]
Restricted cash                     27,936          760                                                    6,810 [G]          35,506
Accounts receivable, net             9,329        6,857         (844)        (299)          134                               15,177
Deferred charges, net               13,670       17,807       (5,005)        (689)          252          (12,802)[K]          14,948
                                                                                                           1,715 [J]
Due from affiliates, net               413        9,791       (9,791)         (44)                                               369
Investment in partnerships           3,921        1,636         (322)                    (1,314)                               3,921
Assets held for sale                              1,933       (1,933)
Other assets                         4,054        7,881       (1,285)          (4)          153                               10,799
                                ----------   -----------    ---------  ----------- -------------       ----------          ---------
  Total assets                   $ 901,317  $ 1,001,256   $ (234,212)   $ (16,714)     $ 42,364        $ 201,650         $ 1,895,661
                                ==========   ===========   ==========    =========      ========        =========         ==========

Liabilities and Shareholders'
  Equity Mortgages and other
  debt                          $ 525,774     $ 593,762   $ (146,851)                  $ 41,486        $(171,730)[I]     $ 1,143,310
                                                                                                         233,514 [O]
                                                                                                          46,002 [L]
                                                                                                          21,353 [F],[N]
Accrued interest                    3,884         3,793         (654)      $ (108)                          (732)[I]           6,183
Real estate taxes payable           5,996         5,372         (876)        (960)                                             9,532
Construction costs payable          5,958           653         (321)                                                          6,290
Accounts payable and other
  liabilities                      12,251        15,507       (4,070)        (395)          878                               24,171
Dividends and distributions
  payable                          14,942         6,802                                                                       21,744
                               ---------- -------------    ---------   ----------  ------------         ----------        ----------
   Total liabilities              568,805       625,889     (152,772)      (1,463)       42,364          128,407           1,211,230
Minority interests                  9,710        57,899                                                   56,023 [F],[P]      61,117
                                                                                                         (57,899)[F],[Q]
                                                                                                          (4,616)[M]
Commitment and contingencies [V]
Shareholders' equity [W]:
  Series A  preferred stock            23                                                                                         23
  Series B preferred stock             30                                                                     48 [F],[R]          78
  Series C preferred stock             36                                                                                         36
  Common stock                        273           241                                                      145 [F],[S]         418
                                                                                                            (241)[F],[T]
  Additional paid-in capital      398,188       470,205                                                 (470,205)[F],[T]     731,012
                                                                                                         214,138 [F],[S]
                                                                                                         118,686 [F],[R]
  Predecessor owners' capital                               (81,440)                                     127,442 [F],[U]
                                                                                                         (46,002)[L]
  Distributions in excess of
    net income                    (75,748)     (152,978)                  (15,251)                       193,543 [F],[T]   (108,253)
                                                                                                         (40,565)[H]
                                                                                                         (17,254)[M]
                               ----------     ---------   ---------  ------------- ------------       ----------          ----------
   Total shareholders'
    equity                        322,802       317,468    (81,440)       (15,251)                        79,735             623,314
   Total liabilities and       ----------     ---------   ---------  ------------- ------------       ----------          ----------
    shareholders' equity        $ 901,317   $ 1,001,256 $ (234,212)     $ (16,714)    $ 42,364         $ 201,650         $ 1,895,661
                               ==========   ===========  =========      =========     ========        ==========         ===========
 See accompanying Notes to Post-Transactions Pro Forma Consolidated Balance Sheet.

         Notes to Post-Transactions Pro Forma Consolidated Balance Sheet
                         New Prime (Prime Retail, Inc.)
                              As of March 31, 1998
                                   (Unaudited)
                (in thousands except share and unit information)


[A]    Represents Prime's historical balances at March 31, 1998.

[B] See Pre-Transactions Horizon Pro Forma Consolidated Balance Sheet as of March 31, 1998 included elsewhere herein.

[C] Represents the historical cost of 13 factory outlet centers to be owned and operated by HGP which were previously owned and operated by Horizon.

[D] Represents the historical cost of the Prime Transferred Properties in connection with the sale of such properties to HGP for $26,015 upon consummation of the Transactions as follows:

                                              Elimination of
                                              Historical Cost     Sales Proceeds       Total
                                              ---------------     --------------   ---------
       Investment in rental property, net...        $(41,693)                      $(41,693)
       Cash and cash equivalents............                            $26,015      26,015
       Accounts receivable, net.............            (299)                          (299)
       Deferred charges, net................            (689)                          (689)
       Due from affiliates, net.............             (44)                           (44)
       Other assets.........................              (4)                            (4)
                                              ---------------     --------------   ---------
         Total..............................        $(42,729)           $26,015    $(16,714)
                                              ===============     ==============   =========

       Accrued interest.....................      $     (108)                      $   (108)
       Real estate taxes payable............            (960)                          (960)
       Accounts payable and other
        liabilities.........................            (395)                          (395)
       Predecessor owners' capital..........         (41,266)          $(41,266)
       Distributions in excess of net
        income..............................                            (15,251)    (15,251)
                                              ---------------     --------------   ---------
         Total liabilities and
          shareholders' equity..............        $(42,729)        $   26,015    $(16,714)
                                              ===============     ==============   =========

       New Prime recorded a loss of $15,461 in its Consolidated Statements of Operations upon the effective date (June 15, 1998) of the Transactions. However, the loss on the sale of the Prime Transferred Properties is not reflected in the Post-Transactions Pro Forma Consolidated Statement of Operations because it is nonrecurring.

[E] Represents the purchase of the remaining 50% interest of the Finger Lakes Center for $46,648 from Horizon's joint venture partner upon consummation of the Transactions on June 15, 1998. The purchase was financed though the issuance of debt (see Note [O]) of which $41,486 is collateralized by the Finger Lakes Center.

         Notes to Post-Transactions Pro Forma Consolidated Balance Sheet
                         New Prime (Prime Retail, Inc.)
                              As of March 31, 1998
                                   (Unaudited)
                (in thousands, except share and unit information)


[F] Represents adjustments to record the Transactions in accordance with the purchase method of accounting, assuming a purchase price of $993,477, based on the February 1, 1998 closing prices of $14.81 and $24.50 per Prime Common Share and Prime Series B Preferred Share, respectively, as follows:

       Issuance of 14,466,329 New Prime Common Shares (i) .....................................                    $214,283
       Issuance of 3,782,121 Prime Partnership Common Units based on a 0.9193
         exchange ratio for 4,114,132 Horizon Partnership Common Units.........................                      56,023
       Issuance of 4,846,325 New Prime Series B Preferred Shares (i)...........................                     118,734
       Assumption of Horizon's liabilities, net of liabilities to be distributed to HGP (ii)...                     559,684
       Adjustment to increase the assumed Horizon debt to its fair value.......................                      21,353
       Transactions costs (iii)................................................................                      23,400
                                                                                                                -----------
          Total purchase price.................................................................                     993,477
       Less historical basis of net assets acquired (iv):
          Rental property, net.................................................................   $(729,500)
          Cash and cash equivalents............................................................     (10,059)
          Restricted cash......................................................................        (760)
          Accounts receivable, net.............................................................      (6,013)
          Investment in partnerships...........................................................      (1,314)
          Other assets.........................................................................      (6,596)
                                                                                               ------------
            Subtotal...........................................................................                   ( 754,242)
                                                                                                               ------------
       Step-up to record fair value of rental property.........................................                    $239,235
                                                                                                               ============

       Components of the step-up adjustment include the following:
         Issuance of 14,466,329 shares of New Prime Common Stock (see Note [S])................                    $214,283
         Elimination of HGP's Predecessor Owners' Capital (see Note [U]).......................                     127,442
         Issuance of 4,846,325 New Prime Series B Preferred Stock (see Note [R])...............                     118,734
         Issuance of 3,782,121 Prime Partnership Common Units (see Note [P])...................                      56,023
         Premium required to adjust assumed debt of Horizon to its estimated fair value
           (see Note [N])......................................................................                      21,353
         Transaction costs (see Note [O])......................................................                      23,400
         Elimination of Horizon's deferred charges, net of the portion attributable to
           HGP of $5,005 (see Note [K])........................................................                      12,802
         Elimination of Horizon's Shareholders' Equity, net of the distribution of HGP's
           net assets of $40,565 (see Note [T])................................................                    (276,903)
         Elimination of Horizon's Minority Interests (see Note [Q])............................                     (57,899)
                                                                                                                -----------
           Total...............................................................................                    $239,235
                                                                                                                ===========

  Notes:
   (i) Based on the exchange of 0.5970 of a New Prime Common Share and 0.20 of a New Prime Series B Preferred Share for 24,231,706 Horizon Common Shares.
  (ii) Represents primarily long-term debt of $533,478 and other liabilities and accrued expenses of $26,206.

         Notes to Post-Transactions Pro Forma Consolidated Balance Sheet
                         New Prime (Prime Retail, Inc.)
                              As of March 31, 1998
                                   (Unaudited)
                (in thousands, except share and unit information)


 (iii) The following summarizes the estimated fees and other expenses related to the Transactions:

       Employee termination costs..............................      $ 6,444
       Advisory fees...........................................        9,074
       Legal and accounting fees...............................        6,633
       Printing, filing and other costs........................        1,249
                                                                   ---------
          Total................................................      $23,400
                                                                   =========

  (iv) Represents the Pre-Transactions Horizon Pro Forma balances less HGP's historical balances per the New Prime's Pro Forma Consolidated Balance Sheet included herein:

                                    Pre-Transactions
                                         Horizon
                                        Pro Forma          Less HGP       Total
                                    ----------------   -------------   ---------
       Rental property, net.......          $940,631      $(211,131)    $729,500
       Cash and cash equivalents..            13,960         (3,901)      10,059
       Restricted cash............               760                         760
       Accounts receivable, net...             6,857           (844)       6,013
       Due from affiliates, net...             9,791         (9,791)           -
       Investment in partnerships.             1,636           (322)       1,314
       Assets held for sale.......             1,933         (1,933)           -
       Other assets...............             7,881         (1,285)       6,596
                                    ----------------   -------------   ---------
         Total....................          $983,449      $(229,207)    $754,242
                                    ================   =============   =========

[G]    Represents  loan  escrows   associated  with  mortgage  loan  commitments
       discussed in Note [O].

         Notes to Post-Transactions Pro Forma Consolidated Balance Sheet
                         New Prime (Prime Retail, Inc.)
                              As of March 31, 1998
                                   (Unaudited)
                (in thousands, except share and unit information)


[H] Represents the distribution of net assets to HGP calculated as follows:

       Estimated fair value of HGP's assets...................     $151,974
       Total liabilities of HGP...............................      111,409
                                                                  ---------
          Purchase price allocated to HGP (see Note (i) below).   $  40,565
                                                                  =========

       The estimated fair value of HGP's operating properties was based upon a direct capitalization of each property's estimated net operating income. Property capitalization rates were based upon various factors including property location, historical operating performance, occupancy rates and industry information relating to sales of factory outlet centers.

       Note:
       (i) Reflects the difference between HGP's net assets on a historical cost and fair value basis as follows:

       Historical basis of HGP net assets......................... $81,440
       Adjustment of HGP's net assets to its fair value........... (40,875)
                                                                   -------
            Estimated fair value of HGP's net assets.............. $40,565
                                                                   =======

[I] Represents the payment of certain mortgage debt and related accrued interest funded from a portion of the proceeds from the mortgage loan commitments discussed in Note [O].

[J] Represents financing costs associated with the closing of the mortgage loan commitments discussed in Note [O].

[K]    Elimination  of  Horizon's   deferred  charges  in  connection  with  the
       Transactions, net of the portion attributable to HGP of $5,005.

[L] To eliminate the debt allocated to HGP in its historical financial statements based upon the proportionate use of debt methodology.

[M] Represents the Prime Cash Distribution which was funded from a portion of the proceeds from the mortgage loan commitments discussed in Note [O].

[N] Premium required to adjust historical debt of Horizon to its estimated fair value based on an effective interest rate of 6.99%. The effective interest rate represents the prevailing rate charged by lenders for first mortgages on similar property with similar loan terms.

[O] On June 15, 1998, the Company closed on $292,000 of loan facilities with Nomura Asset Capital Corporation. The transaction provided (i) a $180,000 nonrecourse permanent loan (the "Permanent Loan") and (ii) a $112,000 full recourse bridge loan (the "Bridge Loan") of which $95,000 was funded. The Permanent Loan is (i) collateralized by first mortgages on four factory outlet centers, (ii) bears a fixed rate of interest of 6.99%, (iii) requires monthly principal and interest payments pursuant to an approximate 26-year amortization schedule, and (iv) matures on June 15, 2008. The Bridge Loan is (i) collateralized by first mortgages on six factory outlet centers, (ii) bears a variable rate of interest equal to 30-day LIBOR plus 1.35%, (iii) requires monthly interest-only payments, and (iv) matures on June 15, 2001.

         Notes to Post-Transactions Pro Forma Consolidated Balance Sheet
                         New Prime (Prime Retail, Inc.)
                              As of March 31, 1998
                                   (Unaudited)
                (in thousands, except share and unit information)



     The proceeds of $275,000 from these facilities were used as follows:

       Purchase of Finger Lakes Center (see Note [E])............    $  46,648
       Payment of Prime Cash Distribution (see Note [M]).........       21,870
       Repayment of certain mortgage debt and related
        accrued interest (see Note [I])..........................      172,462
       Financing costs (see Note [J])............................        1,715
       Loan escrows (see Note [G])...............................        6,810
       Transaction costs (see Note [F])..........................       23,400
       Cash retained for general corporate expenditures..........        2,095
                                                                   -----------
         Total...................................................     $275,000
                                                                   ===========

[P] Reflects the issuance of 3,782,121 Prime Partnership Common Units based on the February 1, 1998 closing price of $14.81 per Prime Common Share as follows (see Note [F]):

       Prime Partnership Common Units issued (in thousands)......        3,782
       Multiply by market price..................................      $ 14.81
                                                                      --------
         Total...................................................      $56,023
                                                                      ========

[Q] Elimination of Horizon's historical Minority Interests.

[R] Reflects the issuance of 4,846,325 New Prime Series B Preferred Shares as follows (see Note [F]):

       Par value of 4,846,325 shares of New Prime Series B
        Preferred Stock at $0.01 par value.......................     $    48
       Additional paid-in capital based on the February 1, 1998
        closing price of $24.50 per Prime Series B Preferred
        Share....................................................     118,686
                                                                     --------
           Total.................................................    $118,734
                                                                     ========

[S] Reflects the issuance of 14,466,329 shares of New Prime Common Stock as follows (see Note [F]):

       Par value of 14,466,329 shares of New Prime Common
        Stock at $0.01 par value.................................  $     145
       Additional paid-in capital based on the February 1, 1998
        closing price of $14.81 per Prime Common Share...........    214,138
                                                                   ---------
          Total..................................................   $214,283
                                                                   =========

[T] Reflects the elimination of Horizon's Shareholders' Equity, net of the distribution of HGP's net assets, as follows:

       Common stock.............................................   $    241
       Additional paid-in capital...............................    470,205
       Distributions in excess of net income, net of distribution
        of HGP's net assets of $40,565..........................   (193,543)
                                                                    -------
           Total................................................   $276,903
                                                                   ========

[U] Reflects the elimination of HGP's Predecessor Owners' Capital, including the debt allocated to HGP of $46,002 (see Note [L]).

         Notes to Post-Transactions Pro Forma Consolidated Balance Sheet
                         New Prime (Prime Retail, Inc.)
                              As of March 31, 1998
                                   (Unaudited)
                (in thousands, except share and unit information)


 [V] Following the spin-off of HGP, New Prime became a guarantor or otherwise obligated with respect to approximately $41,857 of HGP's indebtedness, including $12,200 of obligations under HGP's $108,205 three-year secured credit facility with Nomura Asset Capital Corporation. New Prime and HGP are continuing to seek the consent of certain parties to the assumption by HGP or its affiliates of $13,864 of indebtedness in connection with the spin-off.

 [W] The number of shares authorized, issued and outstanding, including Prime Partnership Common Units, on a historical and pro forma basis is as follows:

                                                                      Historical
                                            --------------------------------------------------------
                                                  Shares          Shares/Units       Shares/Units
                                               Authorized           Issued           Outstanding
                                               ----------           ------           -----------

       Preferred Shares...............         24,315,000
                                               ==========
        Prime Series A Preferred Shares...                           2,300,000         2,300,000
        Prime Series B Preferred Shares...                           2,981,800         2,981,800
        Prime Series C Preferred Shares...                           3,636,363         3,636,363
                                                                     ---------         ---------
         Total.........................                              8,918,163         8,918,163
                                                                     =========         =========

       Prime Common Shares.............        75,000,000           27,294,951        27,294,951
                                               ==========           ==========        ==========
       Prime Partnership Common Units..                              8,505,472         8,505,472
                                                                    ==========        ==========

                                                                       Pro Forma
                                         --------------------------------------------------------
                                                 Shares          Shares/Units        Shares/Units
                                               Authorized           Issued           Outstanding
                                               ----------           ------           -----------
       Preferred Shares...............         24,315,000
                                               ==========
        New Prime Series A Preferred Shares..                      2,300,000         2,300,000
        New Prime Series B Preferred Shares..                      7,828,125         7,828,125
        New Prime Series C Preferred Shares..                      3,636,363         3,636,363
                                                                   ---------         ---------
            Total............................                     13,764,488        13,764,488
                                                                  ==========        ==========

       New Prime Common Shares...............  150,000,000        41,762,280        41,762,280
                                               ===========        ==========        ==========
       Prime Partnership Common Units........                     12,287,593        12,287,593
                                                                  ==========        ==========

                         NEW PRIME (PRIME RETAIL, INC.)

              BASIS OF PRESENTATION TO UNAUDITED POST-TRANSACTIONS
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)

     The accompanying Unaudited Post-Transactions Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1998 gives effect to the Transactions and certain other transactions which occurred subsequent to March 31, 1998, as if they had occurred January 1, 1998. The Unaudited Post-Transactions Pro Forma Consolidated Statement of Operations gives effect to the Transactions under the purchase method of accounting in accordance with Accounting principles Board Opinion No. 16 with the consolidated entity (a) qualifying as a REIT; (b) distributing at least 95% of its taxable income; and
(c) therefore, incurring no federal income tax liability for the three months ended March 31, 1998. In the opinion of management, all significant adjustments to reflect the effects of the Transactions have been made.

     The accompanying Unaudited Post-Transactions Pro Forma Consolidated Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual consolidated results of Prime and Horizon would have been for the three months ended March 31, 1998 if the Transactions had been completed on January 1, 1998, nor does it purport to represent the future consolidated results of operations of Prime and Horizon. This Unaudited Post-Transactions Pro Forma Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, (a) the historical financial statements and the notes thereto of Prime and Horizon included in their respective Reports on Form 10-Q for the three months ended March 31, 1998; and (b) the Unaudited Pre-Transactions Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1998 of Horizon and notes thereto, included elsewhere herein.


        Post-Transactions Pro Forma Consolidated Statement of Operations
                         New Prime (Prime Retail, Inc.)
                    For the Three Months Ended March 31, 1998
                                   (Unaudited)
                  (in thousands, except per share information)


                                                                Transactions Adjustments
                                                -------------------------------------------------------------
                                   Pre-Transactions                Prime        Purchase of
                                      Horizon                   Transferred    Finger Lakes       Financings         New Prime
                       Prime [A]    Pro Forma [B]     HGP [C]  Properties [D]    Center [E]       and Other          Pro Forma
                      ----------   --------------     -------  --------------  -------------   --------------  -------------------

Revenues
Base rents              $ 23,083    $ 26,396         $(5,108) $ (1,030)       $ 1,451                                $ 44,792
Percentage rents             865       1,140             (39)                      20                                   1,986
Tenant reimbursements     10,743       7,203          (1,534)     (554)           359                                  16,217
Interest and other         2,817       2,189            (428)     (352)            58                                   4,284
                        --------    --------         -------  --------        -------                                --------
  Total revenues          37,508      36,928          (7,109)   (1,936)         1,888                                  67,279
Expenses
Property operating         8,353       4,894          (1,383)     (414)           303                                  11,753
Real estate taxes          2,856       3,231            (799)     (212)            99                                   5,175
Depreciation and
  amortization             7,823       9,883          (2,678)     (425)           288            $ 102   [F]           14,993
General and
  administrative [G]       1,692       2,640            (515)                      85                                   3,902
Interest                   8,374      13,566          (3,186)                     735             (787)  [H]           18,702
Other charges                959       1,470            (308)                       1                                   2,122
                        --------    --------         -------  --------        -------            -----               --------
  Total expenses          30,057      35,684          (8,869)   (1,051)         1,511             (685)                56,647
                        --------    --------         -------  --------        -------            -----               --------

Income (loss) before
   minority interests      7,451       1,244           1,760      (885)           377              685                 10,632
Income (loss) allocated
   to minority interests   5,461        (149)                                                   (4,094)  [I]            1,218
                          ------     -------         -------       ---          -----            -----               --------
Income (loss) from
  continuing operations    1,990       1,393           1,760      (885)           377            4,779                  9,414
Income allocated to
  preferred shareholders   4,166                                                                 2,575   [J]            6,741
                          ------     -------         ------        ---          -----            -----               --------
 Net income (loss)
  applicable to common
  shares                $ (2,176)    $ 1,393         $ 1,760    $ (885)        $ 377           $ 2,204                $ 2,673
                        ========     =======         =======    ======         ======          =======               ========


Earnings (loss) per
  common share:
  Basic                  $ (0.08)     $ 0.06                                                                          $  0.06
                         =======      ======                                                                         ========
  Diluted                $ (0.08)     $ 0.05                                                                           $ 0.06
                         =======      ======                                                                         ========

Weighted average common
  shares outstanding:
  Basic                  27,295       24,130                                                   (9,664)  [K]           41,761
                         ======       ======                                                   ======                =======
  Diluted                27,295       28,294                                                  (13,623)  [K]           41,966
                         ======       ======                                                   ======                =======


See accompanying Notes to Post-Transactions Pro Forma Consolidated Statement of Operations.

    Notes to Post-Transactions Pro Forma Consolidated Statement of Operations
                         New Prime (Prime Retail, Inc.)
                    For the Three Months Ended March 31, 1998
                                   (Unaudited)
                                 (in thousands)

[A] Represents Prime historical operations for the three months ended March 31, 1998.

[B]    See  Pre-Transactions   Horizon  Pro  Forma  Consolidated   Statement  of
       Operations for the three months ended March 31, 1998 included elsewhere herein.

[C] To eliminate HGP's historical operations for the three months ended March 31, 1998.

[D] To eliminate the historical operations of the Prime Transferred Properties for the three months ended March 31, 1998. Interest expense on the Prime Transferred Properties has not been eliminated since the debt historically encumbering these assets was not transferred to HGP. In accordance with the collateral substitution provisions of the underlying debt agreement, Prime collateralized such indebtedness with an unencumbered asset.

       In connection with the closing of the Transactions, Prime sold the Prime Transferred Properties to HGP for an aggregate consideration of $26,015 resulting in a loss of $15,461 to New Prime. New Prime recorded this loss in its Consolidated Statements of Operations upon the effective date (June 15, 1998) of the Transactions. However, the loss on the sale of the Prime Transferred Properties is not reflected in the Post-Transactions Pro Forma Consolidated Statement of Operations because it is nonrecurring.

[E] To reflect the acquisition of Horizon's joint venture partner's 50% partnership interest in the Finger Lakes Center for $46,648. The pro forma adjustments reflect the (i) historical depreciation expense and depreciation expense on the step-up adjustment allocated to rental property and (ii) interest expense on debt issued to finance the acquisition.

       A step-up adjustment to rental property results from recording the purchase of the 50% partnership interest in the Finger Lakes Center at its contract price less the joint venture partner's capital balance. The step-up adjustment was allocated 10.0% to land and 90.0% to depreciable assets. The depreciation expense on the step-up adjustment is computed using the straight-line method over an estimated useful life of 40 years.

       The effect of a 1/8% variance in the interest rate on the debt associated with such transaction would be approximately $13.

[F] Increase reflects the depreciation on the pro forma adjustments allocated to depreciable rental property.

       The pro forma adjustments to rental property result from recording the Horizon real estate at its net purchase price. The pro forma adjustments were allocated 10.0% to land and 90.0% to depreciable assets. The depreciation expense on the pro forma adjustments is computed using the straight-line method over an estimated useful life of 40 years.

[G] Management has forecasted on an annual basis approximately $3,950 of certain general and administrative expenses which are anticipated to be eliminated or reduced as a result of the Transactions. The general and administrative cost savings have not been included in the Post-Transactions Pro Forma Consolidated Statement of Operations. There can be no assurance that New Prime will be successful in realizing such anticipated cost savings. The components of the anticipated annual cost savings are as follows:

    Notes to Post-Transactions Pro Forma Consolidated Statement of Operations
                         New Prime (Prime Retail, Inc.)
                    For the Three Months Ended March 31, 1998
                                   (Unaudited)
                                 (in thousands)


    Salaries and related benefits.....................           $2,350   (i)
    Public company expenses...........................              750  (ii)
    Travel and entertainment expense..................              700 (iii)
    Occupancy and other...............................              150
                                                                 ------
                                                                 $3,950
                                                                 ======
     Notes:
     (i) Reduction is primarily attributable to the expected annual cost savings associated with net reduction in the number of full-time Horizon employees being retained by New Prime.

    (ii) The following summarizes the components of such annual reduction:
           Professional fees, primarily accounting fees...             $500
           D&O insurance..................................              200
           Other..........................................               50
                                                                     ------
                                                                       $750
                                                                     ======
   (iii) The following summarizes the components of such annual reduction:
           Travel, lodging, meals and entertainment.......             $400
           Conventions and meetings.......................              200
           Operating lease expense........................              100
                                                                     ------
                                                                       $700
                                                                     ======
[H]      Decrease reflects the following:

         Amortization of premium required to record Horizon's
          debt, net of HGP, at its estimated
          fair value (i)..................................           $(989)
         Elimination of Horizon's historical amortization of
          deferred financing costs, net of HGP.............           (456)
         Interest savings resulting from repayment of certain
          mortgage debt........................................       (471)
         Interest expense on mortgage loan facilities closed
          in connection with the consummation of
          the Transactions.....................................      1,129
                                                                    ------
                                                                     $(787)
                                                                    ======


     The effect of a 1/8% variance in the interest rate on the debt associated with these Transactions would be approximately $73.

     Note:
     (i) The premium is being amortized over the remaining terms of the underlying debt instruments in accordance with the effective interest method. The underlying debt instruments have a weighted average remaining term of approximately 6.4 years as of March 31, 1998.

[I] Increase reflects the issuance of additional Prime Partnership Common Units in connection with the consummation of the Transactions. The pro forma allocation to minority interests is based upon the percentage to be owned by the holders of the Prime Partnership Common Units.

[J] Increase reflects additional income allocated to New Prime Series B Preferred Shares issued in connection with the consummation of the Transactions at the beginning of the period presented.

                      Notes to Post-Transactions Pro Forma
                            Consolidated Statement of
                        Operations (continued) New Prime
                              (Prime Retail, Inc.)
                    For the Three Months Ended March 31, 1998
                                   (Unaudited)
                                 (in thousands)


 [K] Decrease reflects the following:
                                                     Basic             Diluted
                                                     -----             -------
     Elimination of Horizon's historical
       weighted average common shares
        outstanding........................          (24,130)         (28,294)
     Issuance of Prime Common Shares in
       connections with consummation
       of the Transactions.................           14,466          (14,671)
                                                      ------         --------
                                                      (9,664)         (13,623)
                                                     =======          =======

                               HORIZON GROUP, INC.

                            BASIS OF PRESENTATION OF
          PRE-TRANSACTIONS PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
               AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)


The accompanying Unaudited Pre-Transactions Pro Forma Consolidated Balance Sheet as of March 31, 1998 reflects the consummation of the C&C Contribution Agreement, which occurred subsequent to March 31, 1998, as if it had occurred on March 31, 1998.

     The accompanying Unaudited Pre-Transactions Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1998 reflects the consummation of the C&C Contribution Agreement which occurred subsequent to March 31, 1998, as if it had occurred on January 1, 1998.

     The accompanying Unaudited Pre-Transactions Pro Forma Consolidated Financial Statements are presented for comparative purposes only and do not purport to be indicative of the results which would have been obtained had the transaction described above been completed on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Notes to the Pre-Transactions Consolidated Financial Statements.



            Pre-Transactions Pro Forma Consolidated Balance Sheet
                               Horizon Group, Inc.
                              As of March 31, 1998
                                   (Unaudited)
                                 (in thousands)

                                                                                        Pre-Transactions
                                                                 C&C Contribution             Horizon
                                              Horizon [A]          Agreement [B]             Pro Forma
                                           ----------------  -----------------------  ---------------------

Assets
Investment in rental property, net         $ 1,004,513             $ (63,882)             $ 940,631
Cash and cash equivalents                       13,960                                       13,960
Restricted cash                                    760                                          760
Accounts receivable, net                         7,102                  (245)                 6,857
Deferred charges, net                           18,250                  (443)                17,807
Due from affiliates, net                         9,791                                        9,791
Investment in partnerships                       1,636                                        1,636
Assets held for sale                             1,933                                        1,933
Other assets                                     7,899                   (18)                 7,881
                                      ----------------  ---------------------   -------------------
        Total assets                       $ 1,065,844             $ (64,588)           $ 1,001,256
                                      ================ =====================    ===================

Liabilities and Shareholders' Equity
Mortgages and other debt                     $ 624,708             $ (30,946)             $ 593,762
Accrued interest                                 3,793                                        3,793
Real estate taxes payable                        5,372                                        5,372
Construction costs payable                         653                                          653
Accounts payable and other liabilities          22,230                (6,723)                15,507
Dividends and distributions payable              6,802                                        6,802
                                      ----------------  --------------------    -------------------
        Total liabilities                      663,558               (37,669)               625,889
Minority interests                              57,899                                       57,899
Shareholders' equity:
  Common stock                                     241                                          241
  Additional paid-in capital                   470,205                                      470,205
  Distributions in excess of net income       (126,059)              (26,919)              (152,978)
                                      ----------------  --------------------    -------------------
     Total shareholders' equity                344,387               (26,919)               317,468
                                      ----------------  ---------------------   -------------------
     Total liabilities and
        shareholders' equity              $  1,065,844             $ (64,588)           $ 1,001,256
                                      ================ =====================    ===================


       See Notes to Pre-Transactions Pro Forma Consolidated Balance Sheet.

         Notes to Pre-Transactions Pro Forma Consolidated Balance Sheet
                               Horizon Group, Inc.
                              As of March 31, 1998
                                   (Unaudited)
                                 (in thousands)


[A] Certain reclassifications have been made to Horizon's historical balance sheet to conform to Prime's balance sheet presentation.

[B] To reflect the contribution of the Lake Elsinore Center and the contribution of the Dole Cannery Center and release of Horizon's long-term ground lease obligations pursuant to the C&C Contribution Agreement. In connection with the consummation of the C&C Contribution Agreement on April 1, 1998, Horizon incurred a loss of $26,919 which represented the net assets of such centers.

     On April 1, 1998, Horizon consummated an agreement with Castle & Cooke Properties, Inc. which released Horizon from its forward obligations under its long-term lease of the Dole Cannery outlet center in Honolulu, Hawaii, in connection with the formation of a joint venture with certain affiliates of Castle & Cooke, Inc. ("Castle & Cooke") to operate such property. Under the terms of the agreement, Castle & Cooke Properties, Inc., the landlord of the project and an affiliate of Castle & Cooke, released Horizon from all forward obligations under the lease, which expires in 2045, in exchange for Horizon's conveyance to the joint venture of its rights and obligations under such lease. The agreement also provided that Horizon transfer to such joint venture substantially all of Horizon's economic interest in its outlet center in Lake Elsinore, California together with legal title to vacant property located adjacent to the center. Horizon holds a small minority interest in the joint venture but has no obligation or commitment with respect to the post-closing operations of the Dole Cannery project. However, Horizon is legally obligated for the mortgage indebtedness outstanding which is secured by a first mortgage on the Lake Elsinore outlet center. In addition, Castle & Cooke has provided Horizon a guaranty, without limitation, of the obligations under the mortgage note.


         Pre-Transactions Pro Forma Consolidated Statement of Operations
                               Horizon Group, Inc.
                    For the Three Months Ended March 31, 1998
                                   (Unaudited)
                  (in thousands, except per share information)

                                                                         C&C Contribution Agreement
                                                                    ----------------------------------------   Pre-Transactions
                                                                       Dole Cannery          Lake Elsinore            Horizon
                                                 Horizon [A]            Center [B]            Center [C]             Pro Forma
                                              ------------------    ------------------    -------------------   -------------------

Revenues
Base rents                                             $ 27,940                $ (117)              $ (1,427)             $ 26,396
Percentage rents                                          1,154                                          (14)                1,140
Tenant reimbursements                                     7,785                   (73)                  (509)                7,203
Interest and other                                        2,211                   (18)                    (4)                2,189
                                              ------------------    ------------------    -------------------   -------------------
      Total revenues                                     39,090                  (208)                (1,954)               36,928
Expenses
Property operating                                        5,700                  (434)                  (372)                4,894
Real estate taxes                                         3,509                   (69)                  (209)                3,231
Depreciation and amortization                            10,376                                         (493)                9,883
General and administrative                                2,640                                                              2,640
Interest                                                 13,566                                                             13,566
Other charges                                             3,566                (2,096)                                       1,470
                                              ------------------    ------------------    -------------------   -------------------
    Total expenses                                       39,357                (2,599)                (1,074)               35,684
                                              ------------------    ------------------    -------------------   -------------------
Income (loss) before minority interests                    (267)                2,391                   (880)                1,244
Income (loss) allocated to minority interests              (149)                                                              (149)
                                              ------------------    ------------------    -------------------   -------------------
 ncome (loss) from continuing operations                 $ (118)              $ 2,391                 $ (880)              $ 1,393
                                              ==================    ==================    ===================   ===================

Earnings per common share:
    Basic                                                $ -                                                               $  0.06
                                              ==================                                                ===================
    Diluted                                              $ -                                                               $  0.05
                                              ==================                                                ===================

Weighted average common shares outstanding:
    Basic                                                24,130                                                             24,130
                                              ==================                                                ===================
    Diluted                                              28,294                                                             28,294
                                              ==================                                                ===================



 See accompanying Notes to Pre-Transactions Pro Forma Consolidated Statement of Operations.

    Notes to Pre-Transactions Pro Forma Consolidated Statement of Operations
                               Horizon Group, Inc.
                              As of March 31, 1998
                                   (Unaudited)
                                 (in thousands)


[A] Certain reclassifications have been made to Horizon's historical statement of operations to conform to the presentation of Prime's statement of operations.

[B] To eliminate the operations of the Dole Cannery Center resulting from (i) Horizon's contribution of such center and (ii) the release of Horizon from its long-term ground lease of such center, pursuant to the C&C Contribution Agreement which was consummated on April 1, 1998.

[C] To reflect the contribution of the Lake Elsinore Center, pursuant to the terms of the C&C Contribution Agreement, which was consummated on April 1, 1998, including the elimination of the operations of the center.

                               PRIME RETAIL, INC.
                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               PRIME RETAIL, INC.
                               (Registrant)

Dated:  August 27, 1998
        ---------------


                               By:              /s/ Robert P. Mulreaney
                                                -----------------------
                               Name:            Robert P. Mulreaney
                               Title:           Executive Vice President,
                                                Chief Financial Officer and
                                                Treasurer